Exhibit 21

List of Subsidiaries of Rockwell Collins, Inc.

State/Country of
Name	Incorporation

Aerovip, L.P.	Texas

Air Routing Card Services, L.P.	Texas

Air Routing International Limited	United Kingdom

Air Routing International, L.P.	Texas

Air Routing LP, LLC	Delaware

Airfuel, L.P.	Texas

AR Group GP, L.L.C.	Texas

AR Leasing Services GP, LLC	Texas

ARG Services, Inc.	Texas

ARGIS.com LLC	Texas

Collins Radio Company	Iowa

Collins Aviation Maintenance Services Shanghai Limited	China

Ensambladores Electronicos de Mexico, S. de R.L. de C.V.	Mexico

Flight Services de Mexico, S. de R.L. de C.V.	Mexico

International Air Associates, L.P.	Texas

Intertrade Limited	Iowa

K Systems, Inc.	California

Kaiser Optical Systems, Inc.	Michigan

Kaiser Optical Systems SARL	France

Maine Electronics, Inc.	Delaware

NLX Holding Corporation	Delaware

RICOMP Claims Management Corp.	Delaware

Rockwell Collins Aerospace & Electronics, Inc.	Delaware

Rockwell Collins Australia Pty Limited	Australia

Rockwell Collins Business Services, LLC	Delaware

Rockwell Collins Canada Inc.	Canada

Rockwell Collins Charitable Corporation	Delaware

State/Country of
Name	Incorporation

Rockwell Collins Control Technologies, Inc.	Delaware

Rockwell Collins do Brasil Ltda.	Brazil

Rockwell Collins Deutschland GmbH	Germany

Rockwell Collins Deutschland Holdings GmbH	Germany

Rockwell Collins Deutschland Services GmbH	Germany

Rockwell Collins ElectroMechanical Systems, Inc.	Nevada

Rockwell Collins European Holdings S.à r.l.	Luxembourg

Rockwell Collins Flight Services, Inc.	Delaware

Rockwell Collins France Holdings SAS	France

Rockwell Collins France SAS	France

Rockwell Collins Global Logistics Solutions LLC	Delaware

Rockwell Collins Government Systems (Canada), Inc.	Canada

Rockwell Collins Hong Kong Limited	Hong Kong

Rockwell Collins (India) Enterprises Private Limited	India

Rockwell Collins In-Flight Network Company	Delaware

Rockwell Collins International Financing S.à r.l.	Luxembourg

Rockwell Collins International Holdings S.à r.l.	Luxembourg

Rockwell Collins International, Inc.	Texas

Rockwell Collins Leasing LLC	Delaware

Rockwell Collins (Shanghai) Avionics Trading Company Limited	China

Rockwell Collins Simulation & Training Solutions LLC	Delaware

Rockwell Collins Systems International, Inc.	Delaware

Rockwell Collins Network Enabling Software, Inc.	Pennsylvania

Rockwell Collins Optronics, Inc.	California

Rockwell Collins Prescription Center, Inc.	Delaware

Rockwell Collins Sales & Services, Inc.	Delaware

Rockwell Collins Satellite Communications Systems, Inc.	Georgia

Rockwell Collins Services Company	Delaware

Rockwell Collins Southeast Asia Pte. Ltd.	Singapore

State/Country of
Name	Incorporation

Rockwell Collins Support Company	Delaware

Rockwell Collins Sweden AB	Sweden

Rockwell Collins Technologies LLC	Delaware

Rockwell Collins UK Financing LLP	United Kingdom

Rockwell Collins UK Limited	United Kingdom

Rockwell Collins Visual Display Systems Limited	United Kingdom

Rockwell Collins Vision Systems, Inc.	California

Rockwell Collins, Inc.	Nevada

SEOS Group Limited	United Kingdom

SEOS Group Holdings Limited	United Kingdom

Wilkens Weather Technologies, L.P.	Texas

ZAO Rockwell Collins	Russia